UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2014

CORE RESOURCE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55010	46-2029981
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 E. Camelback Road Suite 211 Phoenix, AZ	85016
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:  602-314-3230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 7, 2014, the Registrant entered into a letter agreement in principle with Nitro Petroleum Incorporated, a reporting company whose common stock is traded on the QB Tier of the U.S. OTC Markets and is quoted under the symbol “CRMI,” to acquire all of the outstanding common stock of Nitro through the merger of a wholly-owned subsidiary of the Registrant with and into Nitro.  In the merger, each stockholder of Nitro will receive one share of the Registrant for each 10.5 shares of Nitro held of record by the stockholder.  Consummation of the merger is contingent on a number of factors, including, but not limited to, execution by the Registrant and Nitro of a mutually agreeable, detailed definitive agreement, satisfactory completion of due diligence by the Registrant, securing of all necessary regulatory approvals and board of director and stockholder approval of the merger.

On the same date, the Registrant and Nitro also entered into an exclusivity agreement granting the Registrant exclusive right to negotiate and execute the definitive agreement relating to the merger and to file its proxy solicitation materials with the SEC.  This exclusive right ends at the close of business on August 31, 2104, unless extended by mutual agreement of the Registrant and Nitro.

Item 9.01.	Financial Statements And Exhibits.

(c)	Exhibits. The following exhibit has been filed as a part of this Current Report:

Exhibit Number	Description of Exhibit

10.1	Letter agreement in principle dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.

10.2	Letter agreement regarding exclusivity dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE RESOURCE MANAGEMENT, INC.

	By:	/s/ James D. Clark
	Its:	President

DATED: August 12, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Letter agreement in principle dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.

10.2	Letter agreement regarding exclusivity dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.